LIFEVANTAGE ANNOUNCES UNAUDITED SECOND FISCAL QUARTER 2011 FINANCIAL & OPERATING RESULTS

Company Reports Record Operating Profit on Highest Quarterly Net Revenue to Date

Conference call scheduled for February 16, 2011 at 1:30pm (Pacific); simultaneous webcast at
www.lifevantage.com

San Diego, CA, February 14, 2011, LifeVantage Corporation (OTCBB: LFVN), the maker of science-based solutions to oxidative stress, announced unaudited second fiscal quarter 2011 financial and operating results.

LifeVantage recorded net revenue of approximately $7.5 million for the three month period ended December 31, 2010, which represents an increase of approximately $1.1 million or 17% over net revenue of $6.4 million for the three month period ended September 30, 2010. This is also an approximate $5.0 million or 204% increase in net revenue over the $2.5 million net revenue reported for the same quarter last year.

Along with recording its highest quarterly net revenue of approximately $7.5 million, the Company is also reporting record operating income of approximately $609,000 in the second fiscal quarter 2011. This $609,000 operating income represents a $264,000, or an approximate 77%, increase over operating income of $345,000 for the first fiscal quarter 2011 and a $3.3 million increase over operating loss of $2.7 million for the same quarter last year. The increase of $264,000 in operating income is due to the revenue growth paired with modest spending in hiring and other operating expenses.

Total operating expenses for the second fiscal quarter 2011 were approximately $5.7 million, which represents a $581, 000, or 11% sequential increase over operating expenses of $5.1 million from the first fiscal quarter of 2011, and a 20% increase over operating expenses of $4.7 million from the same quarter last fiscal year. The increase of $581,000 over last quarter is due to increased sales commissions attributed directly to increased revenue, and to higher personnel costs tied to our increased support requirements.

“We are excited to announce that we exceeded our second quarter guidance and we are reporting our highest quarterly net revenue and operating profit to date,” stated David W. Brown, President & Chief Executive Officer of LifeVantage.

“We are very pleased to be exceeding our previous guidance of a 10% improvement in net revenue while continuing to generate operating income” added Carrie E. McQueen, Chief Financial Officer of LifeVantage. “We believe it is important to note that we have achieved this growth while maintaining conservative spending in operations. We are proud to report our 8th consecutive quarter of net revenue growth, our 6th consecutive quarter of improvement in operating income or loss, and our 2nd consecutive quarter of operating income. We remain focused on continued revenue growth and maintaining operating profits in future quarters.”

Conference Call Information

The Company will hold a conference call on February 16th, 2011 at 1:30pm Pacific time (4:30pm Eastern time) to discuss second fiscal quarter 2011 financial and operating results and provide an update on its business. David W. Brown, President and Chief Executive Officer, is scheduled to lead the call and will be joined by Carrie E. McQueen, Chief Financial Officer.

The conference call may be accessed by dialing 888-329-8889 for domestic callers and entering the pass code 3987959. The webcast will be available live via the Internet by accessing the Investors section of LifeVantage’s website at http://www.lifevantage.com/investor-profile.aspx. Replays of the webcast will be available on LifeVantage’s website for 30 days and a phone replay will be available through February 21st, 2011 by dialing 888-203-1112 and entering the pass code 3987959.

About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science-based, nutraceutical company dedicated to helping people reach their health and wellness goals while creating business opportunities. Founded in 2003 and based in San Diego, CA, LifeVantage currently offers two anti-aging and wellness products: Protandim®, a dietary supplement that combats oxidative stress, and LifeVantage TrueScience™ Anti-Aging Cream, a scientifically-based skin care product. For more information, visit www.LifeVantage.com.

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ‘believes,’ ‘anticipates,’ ‘intends,’ ‘plans,’ ‘seeks’ and similar references to the future. Examples of forward-looking statements include, but are not limited to, statements we make regarding our anticipated results of operations and future growth. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the risk factors contained in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors”, and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:
Ioana C. Hone
(858) 312-8000 Ext. 4

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